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                                                                   EXHIBIT 10.25

                         STANDARD FORM COMMERCIAL LEASE

                            Steven D. Rosenberg as Trustee of the Fifth Street
1.   PARTIES                Realty Trust of 300 Bent Street, Cambridge, MA 02141
     (fill in)
                            LESSOR, which expression shall include his heirs, successors, and assigns where the context so admits, does hereby lease to Biogen, Inc., a corporation having its mailing address at 14 Cambridge Center, Cambridge, MA 02142

                            LESSEE, which expression shall include its successors, executors, administrators, and assigns where the context so admits, and the LESSEE hereby leases the following described premises:

2.   PREMISES               The land consisting of approximately 11,809 square
     (fill in and include,  feet as shown on the deed survey map attached hereto
     if applicable, suite   as Exhibit "A", together with the entire building
     number, floor number,  thereon known and numbered as 190 Fifth Street,
     and square feet)       Cambridge, MA consisting of approximately 17,000
                            square feet as shown on the attached schematic maps attached hereto as Exhibit "B".

                            xxx

3.   TERM                   The term of this lease shall be for Fourteen (14)
     (fill in)              years and seven (7) months commencing on June 1,
                            1990 and ending on December 31, 2004, unless earlier terminated pursuant to paragraph 4A below.

4.   RENT                   The LESSEE shall pay to the LESSOR rent [ILLEGIBLE]
     (fill in)              as follows: [ILLEGIBLE]

      THIS LEASE SHALL BE TREATED AS A SO-CALLED "TRIPLE NET LEASE"

                                SCHEDULE OF RENT

      a) Base rent of $164,000.00 per year, payable in advance in monthly installments of $13,666.66.

      b) Commencing as of June 1, 1992 and each June 1 thereafter, the base rent shall be increased by an amount equal to 5% of the prior year's base rent.

      c) The LESSEE shall pay to the LESSOR, within 30 days of invoice by the LESSOR together with a copy of the respective bills or invoices, the real estate taxes, premiums for insurance coverage and water and sewer charges incurred by the LESSOR for the premises during the term of this Lease. LESSOR shall send such bills to LESSEE at 14 Cambridge Center, Cambridge, MA 02142, Attention Accounts Payable. The LESSEE reserves the right to appeal real estate taxes and receive benefit of abatements if any. The LESSEE reserves the right to secure and pay for comparable insurance coverage itself.

      4A.   Premature Termination:

            a) After the expiration of eight (8) years the LESSEE may prematurely terminate this Lease providing to the LESSOR a written notice sent not less than one (1) year in advance of the effective date together with the payment of a premature termination fee in an amount equal to six (6) months rent at the then current base rent rate.

            b) After the expiration of nine (9) years the LESSEE may prematurely terminate this Lease by following the procedures set forth above except shall only pay an amount equal to three
                  (3) months rent at the then current base rent rate.

            c) After the expiration of ten (10) years the LESSEE may prematurely terminate this Lease by following the procedures set forth above, except LESSEE shall not pay any termination fee.

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7.   UTILITIES              The LESSEE shall pay, as they become due, all bills
                            for electricity and other utilities (whether they
     delete "air            are used for furnishing heat or other purposes) that
     conditioning" if not   are furnished to the leased premises and presently
     applicable             separately metered, and all bills for fuel furnished
                            to a separate tank servicing the leased premises exclusively.

                            LESSOR shall have no obligation to provide utilities or equipment other than the utilities and equipment within the premises as of the commencement date of this lease. In the event LESSEE requires additional utilities or equipment, the installation and maintenance thereof shall be the LESSEE`s sole obligation, provided that such installation shall be subject to the written consent of the LESSOR, which shall not be unreasonably withheld.

8.   USE OF LEASED          The LESSEE shall use the leased premises only for
     PREMISES               the purpose of any business use consistent with the
     (fill in)              Cambridge Zoning Code and permitted within the
                            specific district.

9.   COMPLIANCE             The LESSEE acknowledges that no trade or occupation
     WITH LAWS              shall be conducted in the leased premises or use
                            made thereof which will be unlawful, improper, noisy or offensive, or contrary to any law or any municipal by-law or ordinance in force in the city or town in which the premises are situated.

10.  FIRE INSURANCE         The LESSEE shall not permit any use of the leased
                            premises which will make voidable any insurance on the property of which the leased premises are a part, or on the contents of said property or which shall be contrary to any law or regulation from time to time established by the New England Fire
                            Insurance Rating Association, or any similar body succeeding to its powers.

11.  MAINTENANCE            The LESSEE agrees to maintain the leased premises in
                            good condition, damage by fire and other casualty
     A. LESSEE'S            only excepted, and whenever necessary, to replace
        OBLIGATIONS         plate glass and other glass therein, acknowledging
                            that the leased premises are now in good order and the glass whole*. The LESSEE shall not permit the leased premises to be overloaded, damaged, stripped, or defaced, nor suffer any waste/LESSEE shall obtain written consent of LESSOR before erecting any sign on the premises. other than normal wear and tear.

     B. LESSOR'S            See Paragraph No. 24.    * provided LESSEE shall
        OBLIGATIONS                                    have the right to have
                                                       the premises inspected
                                                       prior to the commencement
                                                       date and any deficiencies
                                                       corrected by LESSOR.

12.  ALTERATIONS-           The LESSEE shall not make structural alterations or
     ADDITIONS              additions to the leased premises, but may make
                            non-structural alterations provided the LESSOR
See also                    consents thereto in writing, which consent shall not
Paragraph 25                be unreasonably withheld or delayed. All such
                            allowed alterations shall be at LESSEE's expense and shall be in quality at least equal to the present construction. LESSEE shall not permit any mechanics' leins, or similar liens, to remain upon the leased premises for labor and material furnished to LESSEE or claimed to have been furnished to LESSEE in connection with work of any character performed or claimed to have been performed at the direction of LESSEE and shall cause any such lien to be released of record forthwith without cost to LESSOR. Any alterations or improvments made by the LESSEE shall become the property of the LESSOR at the termination of occupancy as provided herein. except for those which LESSEE elects to remove and repair any damage caused by removal and except for LESSEE'S trade fixtures and equipment.

13.  ASSIGNMENT-            The LESSEE shall not assign or sublet the whole or
     SUBLEASING             any part of the leased premises without LESSOR's
                            prior written consent Notwithstanding such consent, LESSEE shall remain liable to LESSOR for the payment of all rent and for the full performance of the covenants and conditions of this lease. See also paragraph 26 * which shall not be unreasonably withheld.

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14.  SUBORDINATION          This lease shall be subject and subordinate to any
                            and all mortgages, deeds of trust and other instruments in the nature of a mortgage, now or at any time hereafter, a lien or liens on the property of which the leased premises are a part and the LESSEE shall, when requested, promptly execute and deliver such written instruments as shall be necessary to show the subordination of this lease to said mortgages, deeds of trust or other such instruments in the nature of a mortgage.

15.  LESSOR'S               The LESSOR or agents of the LESSOR may, at
     ACCESS                 reasonable times, enter to view the leased premises
                            and may remove placards and signs not approved and affixed as herein provided, and make repairs and alterations as LESSOR should elect to do and may show the leased premises to others, and at any time within three (3) months before the expiration of the term, may affix to any suitable part of the leased premises a notice for letting or selling the leased premises or property of which the leased premises are a part and keep the same so affixed without hindrance or molestation.

16.  INDEMNIFICATION        The LESSEE shall save the LESSOR harmless from all
     AND LIABILITY          loss and damage occasioned by the use or escape of
     (fill in)              water or by the bursting of pipes, as well as from
                            any claim or damage resulting from neglect in not removing snow and ice from the roof of the building or from the sidewalks bordering upon the premises so leased, or by any nuisance made or suffered on the leased premises, unless such loss is caused by the neglect of the LESSOR. The removal of snow and ice from the sidewalks bordering upon the leased premises shall be LESSOR'S responsibility.

17.  LESSEE'S LIABILITY     The LESSEE shall maintain with respect to the leased
     INSURANCE              premises and the property of which the leased
     (fill in)              premises are a part comprehensive public liability
                            insurance in the amount of with property damage
     See also               insurance in limits of in responsible companies
     paragraph 23.          qualified to do business in Massachusetts and in
                            good standing therein insuring the LESSOR as well as LESSEE against injury to persons or damage to property as provided. The LESSEE shall deposit with the LESSOR certificates for such insurance at or prior to the commencement of the term, and thereafter within thirty (30) days prior to the expiration of any such policies. All such insurance certificates shall provide that such policies shall not be cancelled without at least ten (10) days prior written notice to each assured named therein.

18.  FIRE,                  Should a substantial portion of the leased premises,
     CASUALTY EMINENT       or of the property of which they are a part, be
     DOMAIN                 substantially damaged by fire or other casualty, or
                            be taken by eminent domain, the LESSOR may elect to terminate this lease. When such fire, casualty, or taking renders the leased premises substantially unsuitable for their intended use, a just and proportionate abatement of rent shall be made, and the LESSEE may elect to terminate this lease if:

                              (a) The LESSOR fails to give written notice within
                                  thirty (30) days of intention to restore leased premises, or

                              (b) The LESSOR fails to restore the leased
                                  premises to a condition substantially suitable for their intended use within ninety (90) days of said fire, casualty or taking.

                            The LESSOR reserves, and the LESSEE grants to the LESSOR, all rights which the LESSEE may have for damages or injury to the leased premises for any taking by eminent domain, except for damage to the LESSEE's fixtures, property, or equipment.

19.  DEFAULT AND            In the event that:
     BANKRUPTCY
     (fill in)                (a) The LESSEE shall default in the payment of any
                                  installment of rent or other sum herein
                                  specfied and such default shall continue for ten (10) days after written notice thereof; or

                              (b) The LESSEE shall default in the observance or
                                  performance of any other of the LESSEE's covenants, agreements, or obligations hereunder and such default shall not be corrected within thirty (30) days after written notice thereof; or

                              (c) The LESSEE shall be declared bankrupt or
                                  insolvent according to law, or, if any
                                  assignment shall be made of LESSEE's property for the benefit of creditors,

                            then the LESSOR shall have the right thereafter, while such default continues, to re-enter and take complete possession of the leased premises, to declare the term of this lease ended, and remove the LESSEE's effects, without prejudice to any remedies which might be otherwise used for arrears of rent or other default. The LESSEE shall indemnify the LESSOR against all loss of rent and other payments which the LESSOR may incur by reason of such termination during the residue of the term. If the LESSEE shall default, after reasonable notice thereof, in the observance or performance of any conditions or covenants on LESSEE's part to be observed or performed under or by virtue of any of the provisions in any article of this lease, the LESSOR, without being under any obligation to do so and without thereby waiving such default, may remedy such default for the account and at the expense of the LESSEE. If the LESSOR makes any expenditures or incurs any obligations for the payment of money in connection therewith, including but not limited to, reasonable attorney's fees in instituting, prosecuting or defending any action or proceeding, such sums paid or obligations insured, with interest at the rate of 10 per cent per annum and costs, shall be paid to the LESSOR by the LESSEE as additional rent.

                            *Lessee at the address set forth above

20.  NOTICE                 Any notice from the LESSOR to the LESSEE relating to
     (fill in)              the leased premises or to the occupancy thereof
                            shall be deemed duly served, [ILLEGIBLE] or if mailed to the leased premises, registered or certified mail, return receipt requested, postage prepaid, addressed to the LESSEE. Any notices from the LESSEE to the LESSOR relating to the leased premises or to the occupancy thereof, shall be deemed duly served, if mailed to the LESSOR by registered or certified mail, return receipt requested, postage prepaid, addressed to the LESSOR at such address as the LESSOR may from time to time advise in writing. All rent notices shall be paid and sent to the LESSOR at 300 Bent Street, Cambridge, MA 02141

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21.  SURRENDER              The LESSEE shall at the expiration or other
                            termination of this lease remove all LESSEE's goods and effects from the leased premises, (including, without hereby limiting the generality of the foregoing, all signs and lettering affixed or painted by the LESSEE, either inside or outside the leased premises). LESSEE shall deliver to the LESSOR the leased premises and all keys, locks thereto, and other fixtures connected therewith and all alterations and additions made to or upon the leased premises, in good condition, damage by fire or other casualty only excepted. In the event of the LESSEE's failure to remove any of LESSEE's property from the premises, LESSOR is hereby authorized, without liability to LESSEE for loss or damage thereto, and at the sole risk of LESSEE, to remove and store any of the property at LESSEE's expense, or to retain same under LESSOR's control or to sell at public or private sale, without notice any or all of the property not so removed and to apply the net proceeds of such sale to the payment of any sum due hereunder, or to destroy such property.

22.  BROKERAGE              See Paragraph No. 27.
     (fill in or delete)                              **except Lessee's fixtures

23.  OTHER                  It is also understood and agreed that the Addendum
     PROVISIONS             annexed hereto shall be and hereby is incorporated
                            and made a part of the lease agreement.

IN WITNESS WHEREOF, the said parties hereunto set their hands and seals this____ day of April, 1990.

Biogen, Inc.                                        Fifth Street Realty Trust

By: /s/ David W. Dennen                             By: /s/ Steven D. Rosenberg
-----------------------------------                 ----------------------------
LESSEE Authorized Signatory                         LESSOR Steven D. Rosenberg,
       David W. Dennen, Ph. D.                             Trustee
       Vice President of Operations

              Addendum to Lease By and Between Steven D. Rosenberg,
                as Trustee of Fifth Street Realty Trust (Lessor)
                       and Biogen, Inc. (lessee) covering
                the Property at 190 Fifth Street, Cambridge, MA

23. The LESSEE shall provide and pay for fire insurance coverage of not less than $1 Million with the Lessor named as an additional assured. A certificate covering the fire insurance coverage shall be delivered to the Lessor with the Lessor named thereon as an additional assured.

24. The LESSOR agrees to maintain only the exterior structure and the roof of the building of which the leased premises are a part in the same condition as it is at the commencement of the term or as it may be put in during the term of this lease by reasonable wear and tear or damage by fire or other casualty, unless such maintenance is required because of the LESSEE or those for whose conduct the LESSEE is legally responsible. The LESSOR also agrees to make all repairs to the building structure and systems such as, but not limited to, heating system, air conditioning system, electrical system, plumbing system, elevator, fire protection system, and structural elements whenever an individual repair exceeds $5,000.00 and is not due to the LESSEE'S negligence.

25. The LESSOR shall not require the LESSEE to remove any agreed to alterations at the termination of the lease.

26. If the LESSEE elects to sublet all or any portion of the demised premises, then it shall notify the LESSOR who shall have the option of entering into a new Lease with the Sub-lessee covering said premises, thereby relieving LESSEE of all of its obligation under this Lease for such premises.

27. Brokerage - Both parties certify to the other that no broker was involved in this Lease or is entitled to any commission as a result of this Lease and each shall indemnify and save the other harmless from any such claims.

28. The LESSOR agrees to finance, at the LESSEE'S option, up to $100,000.00 of improvements and rehabilitation, of the demised premises, initiated before December 31, 1990. Said amount shall be repaid together with interest on a monthly basis at the rate of 14.25% per annum under a Ten (10) year amortization schedule of equal payments of interest and principal in arrears. These payments will commence January 1, 1991 and conclude on December 1, 2000 and will be added to the base rent. The escalation of base rate shall not apply to the funds loaned hereunder. In the event of premature termination the unpaid principal shall be paid in a lump sum (forthwith) with no prepayment penalty. LESSOR may prepay such amount at any time; the prepayment shall include unpaid interest accrued to the date of prepayment, but shall not be subject to any prepayment fee.

29.   The LESSOR shall by July 1, 1990:

      a)    secure and/or replace the broken windows;

      b) repair the flooring on the 1st floor near the street dock as well as other floor penetrations;

      c)    clear out the parking area under the storage sheds;

      d)    remove the spray booth and all duct work used for duct control;

      e)    seal the subfloor vents against rodents and insects.

IN WITNESS WHEREOF, the said parties hereunto set their hands and seals this____ day of April, 1990.

BIOGEN, INC.                                         FIFTH STREET REALTY TRUST

By: /s/ David W. Dennen                              By: /s/ Steven D. Rosenberg
----------------------------                         ---------------------------
LESSEE Authorized Signatory                          LESSOR Steven D. Rosenberg,
David W. Dennen, Ph. D.                              Trustee
Vice President of Operations

                                   EXHIBIT A



              [Location of Main Building in relation to cross streets,
                   corner of Bent Street and Fifth Street]

                                   EXHIBIT B



                    [Floor Plan of First Floor of Main Building
                        100 Fifth Street, Cambridge, MA.]

                                    EXHIBIT B



                    [Floor Plan of Second Floor of Main Building
                          100 Fifth Street, Cambridge, MA.]

                                   EXHIBIT B



                   [Floor Plan of Third Floor of Main Building
                        100 Fifth Street, Cambridge, MA.]

                              ESTOPPEL CERTIFICATE

First Trade Union Savings Bank F.S.B.
10 Drydock Avenue
Boston, MA 02205

Re:   Lease dated April, 1990 (the "Lease")
      by and between Steven D. Rosenberg,
      as Trustee of Fifth Street Realty Trust, a Massachusetts Declaration of Trust ("Landlord") and Biogen, Inc., a Massachusetts corporation ("Tenant")

Dear Sir/Madam:

      Reference is made to the above-described Lease in which the undersigned is the Tenant. We understand that First Trade Union Savings Bank, F.S.B. ("the Bank") is accepting an assignment of Landlord's rights under the Lease as security for an obligation in the amount of Eight Hundred Fifty Thousand Dollars ($850,000.00) and we hereby, as a material inducement to you to loan said amount to Landlord, represent that:

      1. The Lease is for a term of Fourteen (14) years and Seven (7) months commencing on June 1, 1990 or the date of the mortgage closing with the Bank, whichever is later, and ending December 31, 2004; and the Lease covers all of the real property known and numbered as 190 Fifth Street, Cambridge, Massachusetts (the "Property"). A true and correct copy of the Lease is attached hereto as Exhibit A and incorporated herein by reference thereto.

      2. There are no modifications, amendments, supplements, arrangements, side letters or understandings, oral or written, of any sort, modifying, amending, altering, supplementing or changing the terms of the Lease.

      3. The Lease is in full force and effect, and the Lease has been duly executed and delivered by, and is a binding obligation of, the Tenant as set forth therein.

      4. There are no security deposits held by Landlord, and there are no other payments on account previously made by Tenant to the Landlord.

      5. The undersigned acknowledges a) that the Lease is a Triple Net Lease with the base rent until December 31, 1991 in an amount of $164,000.00 per annum or $13,666.66 per month payable in advance on a monthly basis, and b) that no rent yet been paid under the Lease and no rent shall be paid in the future for a period in excess of one (1) month in advance.

      6. TO THE BEST OF THE TENANT'S KNOWLEDGE, The improvements on the Premises are free from defects in design, materials and workmanship; and the improvements meet all governmental requirements, including, but not limited to, zoning and environmental requirements.

      7. Neither the Landlord nor the Tenant are in default under the Lease and Landlord has peformed the obligations required to be performed by Landlord under the terms thereof through the date hereof.

      8. The Lease shall be subordinate to a Mortgage and Security Agreement on the Premises by the Landlord to the Bank and an assignment of Landlord's interest in the Lease given by Landlord to the Bank; and in the event of a merger of Landlord and Tenant in any manner, the interest of Tenant and Landlord shall not merge.

      9. Landlord and Tenant agree not to modify, amend, terminate, assign or otherwise change the Lease without the prior written consent of the Bank.

      10. In the event of a default by Landlord under any of the terms or provisions of the Lease, Tenant shall give adequate notice to the Bank and sufficient time to cure such default.

Date: June 7, 1990

                                                    Very truly yours,

                                                    Biogen, Inc.

                                                    By: /s/ David W. Dennen
                                                    ----------------------------
                                                    David W. Dennen, Ph.D.
                                                    Vice President of Operations
                                                    Hereunto Duly Authorized